Exhibit 99.2

Report of Perella Weinberg Partners LP on Medtronic Profit Forecast

Perella Weinberg Partners LP

767 Fifth Avenue

New York

NY 10153

USA

To:

The Board of Directors

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis

MN 55432

USA

18 November 2014

Dear Sirs

REPORT ON THE PROFIT FORECAST OF MEDTRONIC, INC. (“THE COMPANY”)

We refer to the profit forecast made by the Company for the Company’s group, being the statement made by the Company on November 18, 2014 within its second quarter earnings release for fiscal year 2015 that:

“For fiscal year 2015, the company continues to expect diluted non-GAAP EPS in the range of $4.00 to $4.10, which implies annual diluted non-GAAP EPS growth in the range of 7 to 10 percent after adjusting for the expected impact from foreign currency.”

(the “Profit Forecast”)

We have discussed the Profit Forecast and the bases and assumptions on which it is made with the Company’s senior management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s reporting accountants. We have also discussed the accounting policies and bases of calculation for the Profit Forecast with the Company’s senior management and with PwC. We have also considered the report on the Profit Forecast prepared by PwC for the inclusion in the circular to be sent to the shareholders of Covidien plc (the “Scheme Circular”) and the draft private diligence report issued by PwC dated November 18, 2014 setting out: (a) the results of PwC’s review of the financial information on which the Profit Forecast is based; (b) a commentary on any significant features or trends which PwC were able to discern; and (c) a review of, and commentary on, the estimates and assumptions made or adopted, dated the same date as above from PwC addressed to you and to us on these matters.

We have relied upon the accuracy and completeness of all the financial and other information discussed with us, whether during the teleconference meetings with either PwC or PwC and the Company’s senior management held on September 18, November 11 and November 14, 2014 or as otherwise presented to us, and have assumed the accuracy and completeness of all such information provided to us for the purposes of providing this letter. You have confirmed to us that all information relevant to the Profit Forecast has been disclosed to us.

We also note that the Board has acknowledged and confirmed that the Profit Forecast was prepared after due and careful consideration, the financial statements were made in a manner consistent with the Company’s reporting standards and the assumptions were reasonable. The Board also acknowledged and confirmed that it has reviewed the Profit Forecast, and that it is solely responsible for the Profit Forecast and the assumptions on which it is based, as set out in Part 4 of the Scheme Circular.

Further, in a letter sent by the management of the Company (“Management”) addressed to PwC and Perella Weinberg LP dated November 18, 2014 (the “Representation Letter”), Management has acknowledged and confirmed that the Profit Forecast has been properly compiled based on assumptions which Management consider are realistic, take account of committed expenditure and reflect the likely outcome of the Medtronic group’s business in the period. The Representation Letter also confirms that the Board has approved the Profit Forecast, together with the assumptions and representations in the Representation Letter.

On the basis of the foregoing, we consider that the Profit Forecast, for which you, as directors of the Company are solely responsible, has been made with due care and consideration.

This letter is provided to you solely in connection with Rule 28.3(b) and Rule 28.4 of the Irish Takeover Rules and for no other purpose. No person other than the directors of the Company can rely on the contents of this letter and to the fullest extent permitted by law, we exclude all liability to any other person other than to you, the directors of the Company, in respect of this letter or the work undertaken in connection with this letter.

We have given and have not withdrawn our consent to the publication of this letter accompanying the Profit Forecast.

Yours faithfully

/s/ Perella Weinberg Partners LP

Perella Weinberg Partners LP